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                                                                   Exhibit 4.1.1

EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.15 OF THE INDENTURE, THIS MASTER NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITARY OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                               USA EDUCATION, INC.
                           MEDIUM TERM NOTE, SERIES A


                                   MASTER NOTE


-----------------------------
      (Date of Issuance)

         USA EDUCATION, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns: (i) on each principal payment date, including each amortization date, redemption date, repayment date, maturity date and extended maturity date, as applicable, of each obligation identified on the records of the Issuer (which records are maintained by The Chase Manhattan Bank, in its capacity as paying agent (the "Paying Agent")), the principal amount then due and payable for each such obligation, and (ii) on each interest payment date, if any, the interest then due and payable, on the principal amount for each such obligation. Payment shall be made by wire transfer of United States dollars to the registered owner, or in immediately available funds or the equivalent to a party authorized by the registered owner and in the currency other than United States dollars as provided for in each such obligation, by the Paying Agent without the necessity and surrender of this Master Note (the "Master Note").

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF AND TO THE TERMS OF THE PROSPECTUS SUPPLEMENT AND PRICING SUPPLEMENT(S), WHICH ARE INCORPORATED HEREIN BY REFERENCE.

         This Master Note shall be governed by and construed in accordance with the laws of the State of New York. This Master Note is a valid and binding obligation of the Issuer.

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         Unless the certificate of authentication hereon has been executed by
The Chase Manhattan Bank, the Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                      Dated: _________ ___, 20__


                                      USA EDUCATION, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:








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                          CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Indenture.


                                         THE CHASE MANHATTAN BANK, as Trustee



                                         By:
                                            ------------------------------------
                                                     Authorized Signature









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                                [Reverse of Note]

                               USA EDUCATION, INC.

                           MEDIUM TERM NOTES, SERIES A

                                   MASTER NOTE

         This Master Note is one of a duly authorized issue of notes (the "Notes") of the Company issued under the Indenture, dated as of October 1, 2000 (the "Base Indenture"), as amended or supplemented prior to the date hereof (collectively, the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Notes (the "Holders"), and the terms upon which the Securities are, and are to be, authenticated and delivered. Capitalized terms used and not otherwise defined in this Master Note have the meanings ascribed to them in the Indenture.

         The Calculation Agent shall calculate the interest payable hereon in accordance with the Indenture and will confirm in writing such calculation to the Trustee and the Paying Agent (if other than the Trustee) immediately after each determination. All determinations made by the Trustee shall be, in the absence of manifest error, conclusive for all purposes and binding on the Company and Holders.

         If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of all of the outstanding Notes, by notice to the Company and the Trustee, may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Master Note shall be conclusive and binding upon such Holder and upon future Holders of this Master Note and of any
Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Master Note.

         Holders may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision of this Master Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Master Note at the time, place, and rate, and in the coin or currency, herein prescribed.

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